UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2017

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Settlement Agreement

On February 4, 2017, New York REIT, Inc. (the “Company”) entered into an amendment (the “Amendment”) to a Settlement Agreement dated as of October 23, 2016 (as amended from time to time, the “Settlement Agreement”) with WW Investors LLC, Michael L. Ashner and Steven C. Witkoff (collectively, “WW Investors”). Pursuant to the Settlement Agreement, James Hoffmann and Gregory Hughes were elected to serve as independent directors on the Board of Directors of the Company (the “Board”), and to serve on the audit committee of the Board and the compensation committee of the Board, respectively. As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2016, the Settlement Agreement provides that, if either of Messrs. Hoffmann and Hughes resigns from the Board, WW Investors has certain rights until no earlier than December 31, 2017 to recommend replacement directors who are independent under the applicable standards in the Settlement Agreement. The election to the Board of any replacement director recommended by WW Investors pursuant to the Settlement Agreement is subject to such replacement director being first recommended by the nominating and corporate governance committee of the Board (the “NCG Committee”) and subsequently approved by the Board in their sole discretion.

On January 30, 2017, Mr. Hoffmann resigned from the Board.

Pursuant to the Amendment, the Settlement Agreement was modified to permit WW Investors to recommend Wendy Silverstein as a replacement director, notwithstanding the fact that she is not independent under the applicable standards in the Settlement Agreement, provided that the NCG Committee has previously advised WW Investors that it intends to waive the applicable standards in connection with her candidacy. In addition, if Ms. Silverstein is elected as a director, the Amendment provides that she may not be appointed to any of the current standing committees of the Board, all of which are comprised exclusively of independent directors.

As described in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2016, Winthrop REIT Advisors, LLC (“Service Provider”), an affiliate of WW Investors, has entered into a Services Agreement dated as of December 19, 2016 (“Services Agreement”) with the Company, pursuant to which the Service Provider currently serves as exclusive advisor to the Company with respect to all matters primarily related to the Company’s previously announced plan of liquidation (and as a consultant to the Company on other matters), and, on the Transition Date, will replace the Company’s current advisor as the exclusive advisor to the Company with respect to all matters. The “Transition Date” will occur upon the earlier of (i) three business days after written notice from the independent directors of the Board to the Company’s current advisor, following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 with the SEC, but not earlier than March 3, 2017, and (ii) April 1, 2017.

There are no material relationships between WW Investors and its affiliates, on the one hand, and the Company, on the other hand, other than as described herein and in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2016.

The foregoing description of the terms of the Amendment is a summary of the material terms of the Amendment and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Agreement with Ms. Silverstein

The information under the caption “Agreement with Ms. Silverstein” in Item 5.02 is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment Wendy Silverstein as Director

On February 4, 2017, Ms. Silverstein was recommended as a replacement director by WW Investors pursuant to the terms of the Settlement Agreement as modified by the Amendment, and she was thereafter elected to the Board to serve as a director until the Company’s 2017 annual meeting and until her successor is duly elected and qualifies.

A corporation in which Ms. Silverstein is the sole shareholder is a party to a consulting agreement with the Service Provider pursuant to which she receives a consulting fee for providing services in connection with the services provided by the Service Provider pursuant to the Services Agreement and is entitled to receive 50% of any Incentive Fee (as defined in the Services Agreement) that may be payable to the Service Provider pursuant to the Services Agreement. Pursuant to the Services Agreement, the Company has agreed to appoint Ms. Silverstein as the chief executive officer of the Company on the Transition Date. Ms. Silverstein does not own any shares of common stock of the Company or other securities of the Company and, as a non-independent director, will not receive any compensation for serving as a director. Except for the transactions contemplated by the Services Agreement, which are described in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2016, there are no transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant and in which Ms. Silverstein had or will have a direct or indirect material interest.

Agreement with Ms. Silverstein

On February 4, 2017, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Ms. Silverstein (in such capacity, the “Indemnitee”) in connection with her election as a director of the Company. The Indemnification Agreement provides that the Company will indemnify the Indemnitee, to the maximum extent permitted by Maryland law and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by the Indemnitee that may result or arise in connection with the Indemnitee serving in her capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to the Indemnitee incurred by or on behalf of the Indemnitee in connection with any proceeding to which the Indemnitee is or is threatened to be made a party.

The Indemnification Agreement provides that the Indemnitee is entitled to indemnification unless it is established that (a) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that her conduct was unlawful. The Indemnification Agreement further limits the Indemnitee’s entitlement to indemnification in cases where (a) the proceeding was one by or in the right of the Company and the Indemnitee was adjudged to be liable to the Company, (b) the Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such Indemnitee or (c) the proceeding was brought by the Indemnitee, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants the Indemnitee the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the Indemnitee in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering the Indemnitee or any claim made against the Indemnitee by reason of her service to the Company.

The foregoing description of the terms of the Indemnification Agreement is a summary of the material terms of the Indemnification Agreement and is qualified in its entirety by the full text of the Indemnification Agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Item 8.01. Other Events.

On February 6, 2017, the Company issued a press release announcing the election of Ms. Silverstein to the Board, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2, dated as of February 4, 2017, to the Settlement Agreement by and among New York REIT, Inc., WW Investors LLC, Michael L. Ashner and Steven C. Witkoff
10.2	Indemnification Agreement, dated February 4, 2017, between New York REIT, Inc. and Wendy Silverstein
99.1	Press Release dated February 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2017	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer and President